Exhibit 10.18(c)

AMENDMENT NO. 1 TO CREDIT AGREEMENT dated as of March 3, 2003 among GREATER BAY BANCORP, a California corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of December 16, 2002, (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) Section 1.01 (Definitions) is amended by:

(i) Adding a new definition of “Approved Marketable Securities” to read as follows:

“‘Approved Marketable Securities’ means those securities listed on Schedule 4 hereto, and which are acceptable to the Agent.”

(ii) Adding a new definition of “Cure Agreement” to read as follows:

“‘Cure Agreement’ means that certain Agreement under the Bank Holding Company Act dated February 17, 2003 between the Borrower and the Federal Reserve Bank of San Francisco, or any memorandum of understanding or other agreement that may hereafter be entered into by the Borrower or any Subsidiary with any federal or state bank regulatory agency with respect to any matter covered by aforementioned Agreement under Bank Holding Company Act, including, but not limited to any matter covered by or outlined in the corrective action plan referred to in Section 2 of the aforementioned Agreement under Bank Holding Company Act.”

(iii) Adding a new definition of “Security Agreement” to read as follows:

“‘Security Agreement’ means that certain Security Agreement dated as of March 3, 2003 from the Borrower to the Agent, for the benefit of itself and the Secured Parties.”

(iv) Adding a new definition of “Secured Parties” to read as follows:

“‘Secured Parties’ means the Agent and the Lenders.”

(v) Amending the definition of “Loan Documents” by inserting, after the words “the Pledge Agreement”, the words “, the Security Agreement”.

(b) Section 3.02 (Conditions Precedent to Each Borrowing) is amended by inserting a new sub-clause (c) after sub-clause (b) to read as follows:

“and (c) the Agent shall have a first priority perfected security interest in an amount of Approved Marketable Securities in respect of such Borrowing to the extent required by Section 5.01(i).”

(c) Section 5.01 (Affirmative Covenants) is amended by amending subclause (h) in its entirety to read as follows:

“Additional Collateral. If at any time and from time to time the sum of (i) the value of the aggregate shareholder equity (as determined in conformance with GAAP) of the voting common stock of the Collateral Subsidiary Bank and (ii) the fair market value of the Approved Marketable Securities pledged pursuant to Section 5.01(i) hereof is less than an amount equal to 150% of aggregate Commitments (the difference between such value and the amount equal to 150% of the aggregate Commitments being the “Collateral Shortfall”), the Borrower shall immediately pledge to the Agent an amount of cash or Marketable Securities in an aggregate amount not less than the Collateral Shortfall at such time (the “Additional Collateral”) to be held in a collateral account at the Agent on behalf of the Lenders and in connection therewith the Borrower shall enter into such collateral documents as are reasonably requested by the Agent. The Agent shall release the Additional Collateral after financial statements filed with the FFIEC reflect that the sum of (i) value of the aggregate shareholder equity (as determined above) of the Collateral Subsidiary Bank’s voting common stock and (ii) the fair market value of the Approved Marketable Securities pledged pursuant to Section 5.01(i) hereof exceeds an amount equal to 150% of the aggregate Commitments.”

(d) Section 5.01 (Affirmative Covenants) is amended by adding a new sub-clause (i), to read as follows:

“(i) Pledge of Approved Marketable Securities. Until the Agent shall have received evidence reasonably satisfactory to it and the Required Lenders that the Federal Reserve Bank of San Francisco or other appropriate federal or state bank regulatory agency, as applicable, has determined that

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(a) the Borrower (or, if applicable, a Subsidiary) has performed its obligations under the Cure Agreement or (b) the Borrower (or, if applicable, a Subsidiary) is otherwise no longer subject to the terms of the Cure Agreement, maintain in a collateral account at the Agent, or in an account in which the Agent otherwise has a first priority perfected security interest, an amount (as determined herein) of Approved Marketable Securities not less than the aggregate principal amount of Advances outstanding; provided, that, the above requirement of this Section 5.01(i) shall remain in full force and effect to the extent that any Lien permitted under Section 5.02(vi) below is in existence. For the purposes of this Section 5.01(i), the amount of Approved Marketable Securities shall be determined on the basis of the percentage of the market value of the respective Approved Marketable Securities as set forth in Schedule 4 hereto. The Agent shall release from the collateral account any Approved Marketable Securities when and to the extent the amount of Approved Marketable Securities exceeds the aggregate principal amount of Advances outstanding.”

(e) Section 5.02(a) (Negative Covenants—Liens, Etc.) is amended by deleting the period at the end of sub-section (v) thereof and substituting therefor “; and” and by adding as new sub-section (vi), to read as follows:

“(vi) any Lien on the Equity Interests of Mt. Diablo National Bank or Peninsula Bank of Commerce in favor of U.S. Bank, N.A. to secure the obligations of the Borrower under the US Bank Credit Agreement; provided, that, during any time that such Lien is in effect, the Agent shall have a perfected security interest to the extent required by Section 5.01(i) hereof.”

(f) A new Schedule 4 is inserted, in the form of the Schedule attached hereto.

(g) Section 5.03 (Financial Covenants) is amended by amending subclause (c) in its entirety to read as follows:

“The Borrower will maintain a minimum ratio, calculated at each quarter end, of the sum of the (i) fair market value of unencumbered Marketable Securities then held by the Borrower and (ii) the fair market value of Approved Marketable Securities pledged pursuant to Section 5.01(i) hereof to the then liability of all outstanding CODES of not less than 50%.”

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, each of the following conditions have been satisfied:

(i) The Agent shall have received counterparts of this Amendment executed by the Borrower and all of the Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment;

(ii) The Agent shall have received a Security Agreement in the form of Exhibit A hereto (the “Security Agreement”), duly executed by the Borrower and dated as of the date hereof; and

(iii) The Agent shall have received for the ratable account of each Lender, a closing fee of 0.10% of the aggregate Commitments (and upon receipt of such fee from the Borrower, the Agent will distribute the ratable portion of such fee to each Lender no later than the close of business on the second business day after receipt thereof by the Agent).

(iv) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Amendment and the Security Agreement and the matters contemplated hereby and thereby, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the Security Agreement and the matters contemplated hereby and thereby.

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(v) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the Security Agreement and the other documents to be delivered hereunder and thereunder.

This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

SECTION 3. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(i) The Borrower and each of its Subsidiaries (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary and where failure to be so licensed or qualified would have a materially adverse impact on its business or properties; (ii) is in compliance with the requirements of applicable laws and regulations, except for such noncompliance as would not materially and adversely affect its business or financial condition; and (iii) has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents.

(ii) The execution, delivery and performance by the Borrower of this Amendment, the Security Agreement and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, except such as have already been obtained, (ii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or any of its Subsidiaries or of the Articles of Incorporation or Articles of Association, as the case may be, or Bylaws of the Borrower or any of its Subsidiaries, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any of its Subsidiaries, other than liens created pursuant to the Loan Documents or the Security Agreement. The Borrower is not in violation of any such indenture or loan or credit agreement or any other material agreement, lease or instrument the violation or breach of which would be reasonably likely to have a Material Adverse Effect other than the matters subject to the Cure Agreement.

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(iii) This Amendment, the Security Agreement, the Credit Agreement, as amended hereby, and the other Loan Documents constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors’ rights generally, and general principles of equity.

SECTION 4. Reference to and Effect on the Credit Agreement and the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Pledge Agreement and all of the Pledged Collateral described therein do and shall continue to secure all payment and other obligations of the Borrower under the Credit Agreement, as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5. Costs, Expenses. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

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SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GREATER BAY BANCORP

By	/s/ STEVEN C. SMITH
Title: EVP, CAO, CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as Lender

By	/s/ AZIM RAJAN
Title: Vice President

U.S. BANK, N.A.

By	/s/ JON B. BEGGS
Title: Vice President

HARRIS TRUST AND SAVINGS BANK

By	/s/ TIMOTHY E. BROCCOLO
Title: Managing Director

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SCHEDULE

[Schedule 4 to Credit Agreement]

APPROVED MARKETABLE SECURITIES

Marketable Security	Percentage of Market Value Allocated for Purposes of Section 5.01(i)

U.S. Government Bonds, Notes or Treasury Bills	90%

Municipal or U.S. corporate bonds rated at least AAA by SP or AA by Moody’s.	85%

Mortgage-backed Securities rated at least AAA by S&P or AA by Moody’s.	80%

Collateralized mortgage obligations rated at least AAA by S&P or AA by Moody’s.	80%

EXHIBIT A

Form of Security Agreement

SECURITY AGREEMENT

Dated March __, 2003

From

GREATER BAY BANCORP

as Grantor

to

WELLS FARGO BANK, N.A.

As Agent

TABLE OF CONTENTS

Section		Page

Section 1.	Grant of Security	2

Section 2.	Security for Obligations	2

Section 3.	Delivery and Control of Collateral	2

Section 4.	Representations and Warranties	3

Section 5.	Further Assurances	4

Section 6.	Dividends; Etc.	4

Section 7.	Transfers and Other Liens	5

Section 8.	Agent Appointed Attorney-in-Fact	5

Section 9.	Agent May Perform	5

Section 10.	The Agent’s Duties	5

Section 11.	Remedies	6

Section 12.	Indemnity and Expenses	7

Section 13.	Amendments; Waivers; Etc.	7

Section 14.	Notices, Etc.	7

Section 15.	Continuing Security Interest; Assignments under the Credit Agreement	8

Section 16.	Execution in Counterparts	8

Section 17.	Governing Law	8

Schedule I	– Location, Chief Executive Office, Place Where Agreements Are Maintained, Type Of Organization, Jurisdiction Of Organization And Organizational Identification Number

Exhibit A	– Form of Securities Account Control Agreement

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SECURITY AGREEMENT

SECURITY AGREEMENT dated March __, 2003 made by GREATER BAY BANCORP, a California corporation (the “Grantor”), to WELLS FARGO BANK N.A., as Agent (in such capacity, together with any successor agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the “Agent”) for the Secured Parties (as defined in the Credit Agreement).

PRELIMINARY STATEMENTS.

1. The Borrower has entered into a Credit Agreement dated as of December 16, 2002, as amended by Amendment No. 1 to Credit Agreement dated as of March __, 2003, (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the “Credit Agreement”) with the Lenders and the Agent (each as defined therein).

2. Pursuant to the Credit Agreement, the Grantor is entering into this Agreement in order to grant to the Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

3. It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement that the Grantor shall have granted the assignment and security interest contemplated by this Agreement.

4. The Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

5. Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 9 and/or the Federal Book Entry Regulations. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of California; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term “Federal Book Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)”) governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. §357.2, §357.10 through §357.14 and §357.41 through § 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

6. Under the terms of the Credit Agreement, the Grantor is required to grant to the Secured Parties a security interest in certain Approved Marketable Securities from time to time (all such Approved Marketable Securities being the “Securities Collateral”).

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement the Grantor hereby agrees with the Agent for the ratable benefit of the Secured Parties as follows:

SECTION 8. Grant of Security. The Grantor hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in its right, title and interest in and to the Securities Collateral held in the account, number 12713590 maintained with Wells Fargo Brokerage Services, LLC and subject to a Securities Account Control Agreement (as defined in Section 3 below) or such other account or accounts maintained with one or more securities intermediaries and subject, in each case, to a Securities Account Control Agreement pursuant to Section 3 below, as may be agreed to by the Agent from time to time, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising, and all dividends, distributions, return of capital, interest, cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of for or in exchange for any or all of such Securities Collateral (collectively, the “Collateral”) and all proceeds relating to any and all of the Collateral.

SECTION 9. Security for Obligations. This Agreement secures the payment of all Obligations of the Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”).

SECTION 10. Delivery and Control of Collateral. (a) With respect to any Collateral that constitutes a security entitlement in which the Agent is not the entitlement holder, the Grantor will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Agent as the entitlement holder of such security entitlement against such securities intermediary or (ii) to agree in an authenticated record with the Grantor and the Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to the securities intermediary directing transfer or redemption of the financial asset to which the Grantor has a security entitlement) originated by the Agent without further consent of the Grantor, such authenticated record to be in the form of Exhibit A hereto or such other form as is satisfactory to the Agent, (such agreement being a “Securities Account Control Agreement”).

(b) The Grantor will not change or add any securities intermediary that maintains any securities account in which any of the Collateral is credited or carried, or change or add any such securities account without first complying with the above provisions of this Section 3 in order to perfect the security interest granted hereunder in such Collateral.

SECTION 11. Representations and Warranties. The Grantor represents and warrants as follows:

(a) The Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule 1 hereto. The Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the State of California. The information set forth in Schedule I hereto with respect to the Grantor is true and accurate in all respects. The Grantor has not previously changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I hereto.

(b) The Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Grantor or any trade name of the Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Agent relating to the Loan Documents.

(c) All filings and other actions necessary to perfect the security interest in the Collateral of the Grantor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

(d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by the Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, and the actions described in Section 3 with respect to Collateral, which actions have been taken and are in full force and effect, or (iii) the exercise by the Agent of its rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

SECTION 12. Further Assurances. (a) The Grantor agrees that from time to time, the Grantor will, at its expense, promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any pledge or security interest granted or purported to be granted by the Grantor hereunder or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) The Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, in each case without the signature of the Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Grantor ratifies its authorization for the Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

(c) The Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

SECTION 13. Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing, the Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Collateral if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all:

(a) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral,

(b) dividends and other distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

(c) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Collateral shall be, and shall be forthwith delivered to the Agent to hold as Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Grantor and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary indorsement).

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of the Grantor to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 6(a) shall automatically cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.

(ii) All dividends, interest and other distributions that are received by the Grantor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent as Collateral in the same form as so received (with any necessary indorsement).

SECTION 14. Transfers and Other Liens. The Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created under this Agreement.

SECTION 15. Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Agent the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, following the occurrence of an Event of Default from time to time in the Agent’s discretion, to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above, and

(c) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

SECTION 16. Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Agent may but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor under Section 12.

SECTION 17. The Agent’s Duties. The powers conferred on the Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

SECTION 18. Remedies. If any Event of Default shall have occurred and be continuing:

(a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place and time to be designated by the Agent that is reasonably convenient to both parties; (ii) without notice, sell the Collateral or any part thereof upon such other terms as the Agent may deem commercially reasonable; and (iii) exercise any and all rights and remedies of the Grantor under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of the Grantor to demand or otherwise require payment of any amount under the Collateral, and (B) exercise all other rights and remedies with respect to the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.

(b) Any cash held by or on behalf of the Agent and all cash proceeds received by or on behalf of the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 12) in whole or in part by the Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

(i) first, paid to the Agent for any amounts then owing to the Agent pursuant to Section 8.04 of the Credit Agreement or otherwise under the Loan Documents, ratably in accordance with such respective amounts then owing to the Agent; and

(ii) second, ratably paid to the Lenders, respectively, for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to such Lenders.

Any surplus of such cash or cash proceeds held by or on the behalf of the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

(c) All payments received by the Grantor in respect of the Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).

(d) The Agent may, without notice to the Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held in any deposit account.

SECTION 19. Indemnity and Expenses. (a) The Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

(b) The Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of the Grantor, (iii) the exercise or enforcement of any of the rights of the Agent or the other Secured Parties hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

SECTION 20. Amendments; Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

SECTION 21. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telecopier communication) and mailed, telecopied, or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below) confirmed immediately in writing, in the case of the Borrower or the Agent, addressed to it at its address specified in the Credit Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied sent by electronic mail or otherwise, be effective when deposited in the mails, telecopied, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Agent shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

SECTION 22. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the earlier of (i) the date upon which the Agent shall have received evidence, satisfactory to it, that the Federal Reserve Bank of San Francisco or other appropriate federal or state bank regulatory agency has determined that the Borrower (or, if applicable, a Subsidiary) has performed its obligations under the Cure Agreement or the Borrower (or, if applicable, a Subsidiary) is otherwise no longer subject to the terms of the Cure Agreement and (ii) the date of payment in full of all obligations under the Credit Agreement and termination of all Commitments thereunder, (b) be binding upon the Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement.

Upon the earlier of (i) and (ii) above, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Agent will, at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

SECTION 23. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 24. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GREATER BAY BANCORP

By
Title:

Schedule I to the

Security Agreement

LOCATION, CHIEF EXECUTIVE OFFICE, TYPE OF ORGANIZATION,

JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	Location	Chief Executive Office	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.
Greater Bay Bancorp			Corporation	California

Exhibit A to the

Security Agreement

Section 1. FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT

CONTROL AGREEMENT dated as of March __, 2003, among GREATER BAY BANCORP, a California corporation (the “Grantor”), WELLS FARGO BANK, N.A., as Agent (the “Secured Party”), and ______________________________________ (“_______”), as securities intermediary (the “Securities Intermediary”).

PRELIMINARY STATEMENTS:

(1) The Grantor has granted the Secured Party a security interest (the “Security Interest”) in account no. _________________ maintained by the Securities Intermediary for the Grantor (the “Account”).

(2) Terms defined in Article 8 or 9 of the Uniform Commercial Code in effect in the State of California (“California Uniform Commercial Code”) are used in this Agreement as such terms are defined in such Article 8 or 9.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

(a) The Account. The Grantor and Securities Intermediary represent and warrant to, and agree with, the Grantor and the Secured Party that:

(i) The Securities Intermediary maintains the Account for the Grantor, and all property held by the Securities Intermediary for the account of the Grantor is, and will continue to be, credited to the Account.

(ii) The Account is a securities account. The Securities Intermediary is the securities intermediary with respect to the property credited from time to time to the Account. The Grantor is the entitlement holder with respect to the property credited from time to time to the Account.

(iii) The State of California is, and will continue to be, the Securities Intermediary’s jurisdiction of organization for purposes of Section 8-110(e) of the UCC so long as the Security Interest shall remain in effect.

(iv) Exhibit A attached hereto is a statement of the property credited to the Account on the date hereof.

(v) The Grantor and Securities Intermediary do not know of any claim to or interest in the Account or any property credited to the Account, except for claims and interests of the parties referred to in this Agreement.

(b) Control by Secured Party. The Securities Intermediary will comply with all notifications it receives directing it to transfer or redeem any property in the Account (each an “Entitlement Order”) or other directions concerning the Account (including, without limitation, directions to distribute to the Secured Party proceeds of any such transfer or redemption or interest or dividends on property in the Account) originated by the Secured Party without further consent by the Grantor or any other person.

(c) Grantor’s Rights in Account.

(a) Except as otherwise provided in this Section 3, the Securities Intermediary will comply with Entitlement Orders and other directions concerning the Account originated by the Grantor without further consent by the Secured Party.

(b) Until the Securities Intermediary receives a notice from the Secured Party that the Secured Party will exercise exclusive control over the Account (a “Notice of Exclusive Control”), the Securities Intermediary may distribute to the Grantor all interest and regular cash dividends on property in the Account.

(c) If the Securities Intermediary receives from the Secured Party a Notice of Exclusive Control, the Securities Intermediary will cease:

(i) complying with Entitlement Orders or other directions concerning the Account originated by the Grantor, and

(ii) distributing to the Grantor all interest and dividends on property in the Account.

(d) Priority of Secured Party’s Security Interest. (a) The Securities Intermediary subordinates in favor of the Secured Party any security interest, lien, or right of setoff it may have, now or in the future, against the Account or property in the Account, except that the Securities Intermediary will retain its prior lien on property in the Account to secure payment for property purchased for the Account and normal commissions and fees for the Account.

(b) The Securities Intermediary will not agree with any Person not party to this Agreement that the Securities Intermediary will comply with Entitlement Orders originated by such Person.

(e) Statements, Confirmations, and Notices of Adverse Claims. (a) The Securities Intermediary will send copies of all statements and confirmations for the Account simultaneously to the Grantor and the Secured Party.

(b) When the Securities Intermediary knows of any claim or interest in the Account or any property credited to the Account other than the claims and interests of the parties referred to in this Agreement, the Securities Intermediary will promptly notify the Secured Party and the Grantor of such claim or interest.

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(f) The Securities Intermediary’s Responsibility. (a) Except for permitting a withdrawal, delivery, or payment in violation of Section 3, the Securities Intermediary will not be liable to the Secured Party for complying with Entitlement Orders or other directions concerning the Account from the Grantor that are received by the Securities Intermediary before the Securities Intermediary receives and has a reasonable opportunity to act on a Notice of Exclusive Control.

(b) The Securities Intermediary will not be liable to the Grantor or the Secured Party for complying with a Notice of Exclusive Control or with an Entitlement Order or other direction concerning the Account originated by the Secured Party, even if the Grantor notifies the Securities Intermediary that the Secured Party is not legally entitled to issue the Notice of Exclusive Control or Entitlement Order or such other direction unless the Securities Intermediary takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process.

(c) This Agreement does not create any obligation of the Securities Intermediary except for those expressly set forth in this Agreement and in Part 5 of Article 8 of the California Uniform Commercial Code. In particular, the Securities Intermediary need not investigate whether the Secured Party is entitled under the Secured Party’s agreements with the Grantor to give an Entitlement Order or other direction concerning the Account or a Notice of Exclusive Control. The Securities Intermediary may rely on notices and communications it believes given by the appropriate party.

(g) Indemnity. The Grantor will indemnify the Securities Intermediary, its officers, directors, employees and agents against claims, liabilities and expenses arising out of this Agreement (including, without limitation, reasonable attorney’s fees and disbursements), except to the extent the claims, liabilities or expenses are caused by the Securities Intermediary’s gross negligence or willful misconduct as found by a court of competent jurisdiction in a final, non-appealable judgment.

(h) Termination; Survival. (a) The Secured Party may terminate this Agreement by notice to the Securities Intermediary and the Grantor. If the Secured Party notifies the Securities Intermediary that the Security Interest has terminated, this Agreement will immediately terminate.

(b) The Securities Intermediary may terminate this Agreement on 60 days’ prior notice to the Secured Party and the Grantor, provided that before such termination the Securities Intermediary and the Grantor shall make arrangements to transfer the property in the Account to another securities intermediary that shall have executed, together with the Grantor, a control agreement in favor of the Secured Party in respect of such property in substantially the form of this Agreement or otherwise in form and substance satisfactory to the Secured Party.

(c) Sections 6 and 7 will survive termination of this Agreement.

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(i) Governing Law. This Agreement and the Account will be governed by the law of the State of California. The Securities Intermediary and the Grantor may not change the law governing the Account without the Secured Party’s express prior written agreement.

(j) Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements, and contemporaneous oral agreements, of the parties concerning its subject matter.

(k) Amendments. No amendment of, or waiver of a right under, this Agreement will be binding unless it is in writing and signed by the party to be charged.

(l) Financial Assets. The Securities Intermediary agrees with [the Control Agent,] the Secured Party and the Grantor that, to the fullest extent permitted by applicable law, all property credited from time to time to the Account will be treated as financial assets under Article 8 of the California Uniform Commercial Code.

(m) Notices. A notice or other communication to a party under this Agreement will be in writing (except that Entitlement Orders may be given orally), will be sent to the party’s address set forth under its name below or to such other address as the party may notify the other parties and will be effective on receipt.

(n) Binding Effect. This Agreement shall become effective when it shall have been executed by the Grantor, the Secured Party and the Securities Intermediary, and thereafter shall be binding upon and inure to the benefit of the Grantor, the Secured Party and the Securities Intermediary and their respective successors and assigns.

(o) Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GREATER BAY BANCORP

By
Title:

Address:

WELLS FARGO BANK, N.A., as Agent

By
Title:

Address:

WELLS FARGO BROKERAGE SERVICES, LLC as Securities Intermediary

By
Title:

Address:

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